Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and on the cover page and under the caption "Independent Registered Public Accounting Firm" in the Statements of Additional Information, each dated May 1, 2022, and each included in this Post-Effective Amendment No. 192 to the Registration Statement (Form N-1A, File No. 333-220520) of USAA Mutual Funds Trust (the "Registration Statement").

We also consent to the incorporation by reference of our report dated February 24, 2022, with respect to the financial statements and financial highlights of USAA 500 Index Fund, USAA Extended Market Index Fund, USAA Global Managed Volatility Fund, USAA Nasdaq-100 Index Fund, USAA Target Retirement 2030 Fund, USAA Target Retirement 2040 Fund, USAA Target Retirement 2050 Fund, USAA Target Retirement 2060 Fund, USAA Target Retirement Income Fund, and USAA Ultra Short-Term Bond Fund (ten of the funds constituting USAA Mutual Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

San Antonio, Texas

April 29, 2022